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                                  Exhibit 21

                         Subsidiaries of Rayonier Inc.

                                                        State/Country of
                 Name of Subsidiary*                Incorporation/Organization
                 -------------------                --------------------------
                   EAM Corporation                          Delaware
            Forestal Rayonier Chile Ltd.                    Delaware
                     RAYAD, Inc.                            Delaware
                    Rayland, LLC                            Delaware
             Rayonier Australia PTY Ltd.                 South Australia
                Rayonier Canada Ltd.                 Yukon Territory, Canada
               Rayonier China Limited                       Delaware
          Rayonier de Mexico, S.A. de C.V.                   Mexico
               Rayonier Far East Ltd.                       Delaware
         Rayonier Foreign Sales Corporation            U.S. Virgin Islands
          Rayonier Forest Management, Inc.                  Delaware
          Rayonier Forest Resources Company                 Delaware
               The Rayonier Foundation                      New York
                 Rayonier HB Limited                       New Zealand
              Rayonier Industries Ltd.                      New York
  Rayonier International Financial Services Limited        New Zealand
            Rayonier New Zealand Limited                   New Zealand
              Rayonier MDF New Zealand                     New Zealand
        Rayonier New Zealand Services Company               Delaware
            Rayonier NZ Holdings Limited                   New Zealand
           Rayonier NZ Management Limited                  New Zealand
  Rayonier Products and Financial Services Company          Delaware
          Rayonier Pulp Distribution Corp.                  Delaware
             Rayonier Singapore Limited                     Delaware
        Rayonier Timberlands Management, Inc.               Delaware
             Rayonier Timberlands, L.P.                     Delaware
    Rayonier Timberlands Operating Company, L.P.            Delaware
             Rayonier Wood Products, LLC                    Delaware
              REMI Environmental, Inc.                      Delaware
               RLA Trading Corporation                      Delaware
           Southern Wood Piedmont Company                   Delaware
                     Taiga, Ltd.                            Delaware
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*Each of these subsidiaries may conduct business under the name of "Rayonier."